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                                                                    EXHIBIT 10.2

                          INVESTOR'S RIGHTS AGREEMENT


        THIS INVESTOR'S RIGHTS AGREEMENT is made as of June 26, 2001, by and among F5 NETWORKS, INC., a Washington corporation (the "Company"), and of NOKIA FINANCE INTERNATIONAL BV a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands (the "Investor"), and a subsidiary of Nokia Corporation, a Finnish corporation.

                                    RECITALS

        WHEREAS, the Company and the Investor are parties to the Common Stock and Warrant Purchase Agreement of dated June 26, 2001 (the "Purchase Agreement");

        WHEREAS, in order to induce the Company to approve the issuance of the Company's common stock, without par value (the "Common Stock"), and to induce the Investor to invest funds in the Company pursuant to the Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock issued or issuable to the Investor under the Purchase Agreement and certain other matters as set forth herein;

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

        1.1 DEFINITIONS. For purposes of this Agreement:

           (a) The term "Securities Act" means the Securities Act of 1933, as amended.

           (b) The term "Change-in-Control Transaction" means (a) any agreement to which the Company is a party calling for the merger or consolidation of the Company or the sale of all or a substantial portion of the assets of the Company; (b) any acquisition by any third party of beneficial ownership of 50% or more of the outstanding Common Stock of the Company; or (c) any public announcement of a tender or exchange offer for 50% or more of the outstanding Common Stock of the Company.

           (c) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof, any successor registration form or any other registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           (d) The term "Holder" means the Investor and any other person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof;

           (e) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.



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           (f) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

           (g) The term "Registrable Securities" means (i) the Common Stock originally issued under the Purchase Agreement, (ii) the Common Stock issued upon exercise of the Warrant (as defined in the Purchase Agreement) and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by the Investor in a transaction in which its rights under this Section 1 are not assigned; and the number of shares of "Registrable Securities" outstanding at any time, shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

           (h) The term "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

           (i) The term "SEC" shall mean the Securities and Exchange Commission.

           (j) The term "Selling Expenses" shall mean underwriting discounts and commission and fees of disbursements of counsel for the selling Holder or Holders.

        1.2 DEMAND REGISTRATION.

           (a) Subject to the conditions of this Section 1.2, if the Company shall receive a written request from either the Investor or Holders of a majority of the Registrable Securities then outstanding (in either case, the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding such that the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000 (a "Qualified Public Offering"), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered; provided that the Company shall file the registration statement no later than thirty (30) days following receipt of such notice. Such registration statement may be filed on any appropriate registration form for which the Company is then eligible (including Form S-3) that contemplated an offering of the type proposed by the Initiating Holders in the request made pursuant to the Section 1.2.

           (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 or any request pursuant to Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.2(a) or Section 1.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such


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underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
1.2 or Section 1.4, if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated on a pro rata basis based on the total number of Registrable Securities held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

           (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

               (i) prior to December 31, 2001;

               (ii) after the Company has effected three (3) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;

               (iii) during the period starting 30 days prior to the date of filing of, and ending on the date ninety (90) days following the effective date of the registration statement pertaining to a public offering of securities by the Company; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

               (iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chairman of the Board or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time (it being acknowledged that the Investor's decision to sell or any direct or perceived impact of that decision on any related business or commercial relationships between the Investor and the Company shall not be deemed seriously detrimental within the meaning of this provision), in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that such right to delay a request shall not be exercised by the Company more than once in any twelve (12) month period.



        1.3 PIGGY-BACK REGISTRATION

           (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act), the Company shall, at such time,


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promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after delivery of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that the Company shall not be obligated to include any Registrable Securities in any such registration, qualification or compliance, pursuant to this Section 1.3 prior to December 31, 2001.

           (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section
1.7 hereof.

           (c) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the customary terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, provided that if the underwriters determine in good faith that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in good faith will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders and any other selling shareholders having similar rights according to the total amount of securities proposed to be included therein by each selling Holder and any other selling shareholder holding similar rights or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering. In no event will shares of any other selling shareholder be included in such registration if such inclusion would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

        1.4 FORM S-3 REGISTRATION. In case the Company shall receive from the Holders of Registrable Securities a written request or requests that the Company effect a registration on


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Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

           (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

           (b) effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

               (i) prior to December 31, 2001;

               (ii) if Form S-3 is not available for such offering by the Holders;

               (iii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

               (iv) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time (it being acknowledged that the Investor's decision to sell or any direct or perceived impact of that decision on any related business or commercial relationships between the Investor and the Company shall not be deemed seriously detrimental within the meaning of this provision), in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not use this right more than once in any twelve month period; or

               (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4.

           (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3.

        1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:


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           (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

           (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

           (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

           (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

           (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

           (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

           (g) furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the recognized securities counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.


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           (h) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

           (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        1.6 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        1.7 EXPENSES OF REGISTRATION. All expenses other than Selling Expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. Notwithstanding anything else in this
Section 1.7 to the contrary, in the event a Holder demands registration pursuant to Sections 1.2 or 1.4 after such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can in the written opinion of securities counsel for the Company provided to such Holder be sold in any three (3) month period without registration in compliance with Rule 144, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company incurred in connection with such registration, filing or qualification shall be borne by such Holder; provided that such Holder will not bear accounting fees or fees and disbursements of counsel to the Company that, in the aggregate, exceed $50,000.

        1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

           (a) The Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the


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Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse each such Holder or controlling person as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

           (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.8(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.8(b) exceed the gross proceeds from the offering received by such Holder.

           (c) Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however,


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

that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if (but only if) prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

           (d) If the indemnification provided for in this Section 1.8 is unavailable to an indemnified party or is insufficient to hold to such indemnified party harmless against any such loss with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that in no event shall any Holder be required to contribute an amount that exceeds the proceeds received by such Holder from the Offering.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:


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


           (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times while the Company is a reporting issuer under the Exchange Act;

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

           (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at all times it remains subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

        1.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to Sections 1.2, 1.3 and 1.4 hereof may be assigned by a Holder to a transferee or assignee of such securities that is a subsidiary of the Investor or the ultimate parent of the Investor or any other subsidiary of such parent. The right to cause the Company to register Registrable Securities under Section 1.3 hereof may be assigned by the Holder to one or more unaffiliated transferees that after such assignment or transfer, hold at least that number of shares of Registrable Securities equal to one percent (1%) of the outstanding capital stock of the Company (as measured at the time of such transfer); provided: (a) the Company shall, within a reasonable time after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee shall agree in writing to be bound by and subject to the terms and conditions of
Section 1 of this Agreement. The rights to cause the Company to register Registrable Securities pursuant to Section 1.2 may not be assigned by the Investor to an unaffiliated transferee.



2. COVENANTS OF THE COMPANY AND THE INVESTOR.

        2.1 COVENANTS OF THE COMPANY

           (a) Pre-emptive Right . Until such time as the Investor has sold shares in the Company such that the Investor owns not less than five percent (5%) of the outstanding capital stock of the Company, subject to the terms and conditions specified in this Section 2.1(a) the Investor shall be entitled to a pre-emptive right with respect to future sales by the Company of its Shares (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall notify the Investor in accordance with the following provisions.

               (i) The Company shall deliver a notice in accordance with Section
3.5 ("Notice") to the Investor stating (1) its bona fide intention to offer such Shares, (2) the number


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


of such Shares to be offered, and (3) the price and terms upon which it proposes to offer such Shares.

               (ii) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by the Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities).

               (iii) If all Shares that the Investor is entitled to obtain pursuant to subsection 2.1(a)(ii) are not elected to be obtained as provided in subsection 2.1(a)(ii) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.1(a)(ii) hereof, offer the remaining unsubscribed portion of such Shares either: (1) in a private offering to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice, or (2) pursuant to a registered offering. If the Company does not either enter into an agreement for the issue and sale of the Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investor in accordance herewith.

               (iv) The right of first offer in this paragraph 2.1(a) shall not be applicable to (1) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services, (2) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (3) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (4) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes.

               (v) In the event of an issue or sale of Common Stock contemplated by clause (iv) above after the close of business on June 25, 2001, the Investor shall have the right exercisable during the initial ten Business Days after the end of each fiscal quarter, commencing September 30, 2001 to purchase additional shares of Common Stock sufficient to retain its percentage ownership interest in the Company's outstanding common stock at a price per share equal to the Average Closing Price in effect on the last trading day of such fiscal quarter. For purposes of this clause (v), the "Average Closing Price" means as of any date the average of the last reported sales prices of the shares of Common Stock on the Nasdaq National Market (or other exchange in which the shares are then listed) for the ten (10) consecutive trading days ending on the date specified, or if such date is not a trading day, on the previous trading day and "Business Day" means any day other than a Saturday or Sunday or any on which commercial banks in Seattle, Washington or Helsinki, Finland are authorized or obligated by law to close.

               (b) Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrant, all Common Stock issuable from time to time upon such exercise.

               (c) Board Representation. Promptly following the execution and delivery of this Agreement, the Company shall take all necessary steps to appoint the Investor's designee as a member of the Company's Board of Directors, to serve until the Company's next annual shareholders' meeting at which time the Company will nominate such designee in its proxy statement to be elected by the shareholders to serve for a full term as a member of the Board of Directors. As long as the Investor has not sold shares such that the Investor holds less than five percent (5%) of the outstanding capital stock of the Company, the Company shall use its best efforts to cause and maintain the election to the Board of Directors of a representative designated by the Investor.

               (d) Reimbursement of Expenses For Attending Board Meetings. The Company will reimburse the director nominated by the Investor for reasonable expenses (including airfare, lodging and other travel expenses) incurred in connection with attending meetings of the Company's Board of Directors. The director nominated by the Investor shall waive any director's fees, options or similar compensation payable by the Company to members of the Board of Directors for service as a director.

               (e) Inspection Rights; Confidentiality. The Investor will have the right to receive all business information provided to the Company's Board of Directors in connection with each meeting of the Board of Directors promptly following the meeting at which such information is furnished to the Board of Directors. The Investor shall have the right to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with the Company's executive officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested, but not more than once each calendar quarter; provided, however, that the Company shall not be obligated under this Section 2.1(e) to furnish information to the extent that the Board of Directors determines in good faith that furnishing such information would be a violation of the Board's fiduciary duties

        2.2 COVENANTS OF THE INVESTOR.

               (a) Business Combination. The Investor covenants to and agrees with the Company that, for a period of two years from the date of this Agreement, the Investor will not act in concert with another party to effect a business combination involving, or sale of material assets of, the Company (including any soliciting of proxies designed to achieve such a transaction), except in the event of a third party Change-in-Control Transaction.

               (b) Accumulation of Shares. The Investor covenants to and agrees with the Company that, for a period of two years from the date of this Agreement, the Investor shall not, without the prior written consent of the Company, increase its ownership interest in the Company, directly or indirectly, other than as a result of: (i) the Investor exercising the Warrant in whole in part, (ii) stock splits, dividends, rights offerings and recapitalizations;
(iii) any decrease in the total number of outstanding shares of the Company; and
(iv) a Change-in-Control Transaction; provided, however, the Investor may acquire additional shares of the Company's capital stock in the event any third party or group acquires an ownership interest in the Company that would exceed the Investor's, provided that the Investor shall only be allowed to acquire that number of shares necessary to have an equal ownership interest as such third party or group.

               (c) Exception. Nothing in Section 2.2(a) or 2.2(b) or elsewhere in this Agreement, shall be deemed in any way to prohibit or limit: (i) any lawful action taken by the Investor in direct competition with any bona fide offer by a third party seeking a Change-in-Control Transaction with the Company,
(ii) any lawful action of any director nominated by the Investor and serving as a member of the Company's Board of Directors acting in such capacity; and (iii) any lawful action by the Investor or any of its affiliates, officers, directors or employees in connection with ongoing or prospective business relationships with or affecting the business relationships with or affecting the Company or any of its affiliates.

               (d) Private Sale of Shares to Third Party. The Investor shall not, without the prior written consent of the Company's Board of Directors, transfer any Registrable Securities in a private sale to a third-party investor or "group" (as defined for purposes of Section 13(d) of the Exchange Act) if, as a result of such transfer, any individual or "group" would acquire more than two percent (2%) of the outstanding capital stock of the Company.

               (e) Sale of Shares to the Public. In the event the Investor sells shares of the Company's Common Stock in the public market other than pursuant to Sections 1.2, 1.3 or 1.4 hereof, the Investor shall limit those sales to either
(i) sales in "brokers' transactions" within the meaning of Rule 144; or (ii) the sale of shares to a third-party investor or "group", provided that any individual investor or "group" would not acquire more than two percent (2%) of the outstanding capital stock of the Company.

               (f) Change-in-Control Transactions. In the event the Warrant is accelerated in connection with a Change-in-Control Transaction, and the Investor exercises the Warrant upon such accelerated vesting, any shares acquired by the Investor upon such exercise shall be voted, at any shareholder vote on such Change-in-Control Transaction, in proportion to the other outstanding shares entitled to vote, such that those shares held by the Investor shall not impact the outcome of such shareholder vote. Notwithstanding the above, shares held by the Investors other than as a result of the exercise of an accelerated Warrant, may be voted at the sole discretion of the Investor.

               (g) Confidentiality. The Investor acknowledges that the Company may pursuant to Section 2.1(e), above, provide it with information that is confidential or proprietary to the Company and agrees that all such information designated as confidential will be held and treated by it in confidence and it will not disclose such information in any manner whatsoever, in whole or in part, to any person (other than an agent, attorney or employee of the Investor) without the Company's prior written consent. The Investor agrees that any confidential information may be used by the Investor and its agents, attorneys and employees only in connection with the Investor's investment in the Company and any commercial arrangements between them. None of the following will constitute confidential information for purposes of this agreement: (i) information already in the Investor's possession and not received in confidence from the Company; (ii) information that now or in the future is made available to the Investor by a third party which, to the Investor's knowledge, has no obligation of confidentiality to the Company with respect to such information;
(iii) information which is or becomes publicly available through no fault of the Investor or (iv) information that is independently developed by Nokia without reference to, or use of, any confidential information.

3. MISCELLANEOUS.

        3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

        3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        3.7 ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

        3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        3.9 TERMINATION. This Agreement shall terminate on the latest of (i) the second anniversary hereof, (ii) the termination of the OEM Agreement (as defined in the Purchase

Agreement) or (iii) the termination of the Technology Agreement (as defined in the Purchase Agreement).

        IN WITNESS WHEREOF, the parties have executed this Investor's Rights Agreement as of the date first above written.

COMPANY                           F5 NETWORKS, INC.



                                  BY: /s/  John McAdam
                                      ------------------------------------------
                                  John McAdam, President

                         Address: 401 Elliott Avenue West
                                  Seattle, Washington  98119

INVESTOR                          NOKIA FINANCE INTERNATIONAL BV



                                  BY: /s/ Mika Vehvilainen
                                      ------------------------------------------
                                  Mika Vehvilainen,  Attorney-in-fact

                         Address: Strawinskylaan 3111, 1077 ZX
                                  Amsterdam, The Netherlands

                                  With copies to
                                  Nokia Corporation
                                  P.O. Box 226
                                  FIN-00045
                                  NOKIA GROUP
                                  Keilalahdentie 4
                                  FIN-02150
                                  Espoo, Finland
                                  Attn:  Ursula Ranin, Vice President,
                                  General Counsel

                                  and

                                  Nokia Internet Communications
                                  313 Fairchild Drive
                                  Mountain View, California  94043 USA
                                  Attn: John Robinson, Senior Vice President and General Manager

                                  Nokia Inc.
                                  6000 Connection Drive
                                  Irving, Texas  75039 USA

                                  Attn: Richard W. Stimson, Vice President,
                                  Legal Services